                              AMENDED AND RESTATED
                    SALE, ASSUMPTION AND ASSIGNMENT AGREEMENT

         This Amended and Restated Sale, Assumption and Assignment Agreement (the "Agreement") is entered into as of the 28th day of August, 2001, by and between Computer Receivable Acquisition Group, LLC, Delaware limited liability company ("Assignor"), and Computer Finance LLC, a Delaware limited liability company ("Assignee").

         WHEREAS, Assignor entered into that certain Account Purchase Agreement with Your:)Bank.Com, a Utah industrial loan corporation ("YourBank"), Gateway, Inc., a Delaware Corporation ("Gateway"); EMCC Servicing LLC, an Ohio limited liability company ("Servicing"); EMCC, Inc., a Delaware corporation ("EMCC"); Asta Funding, Inc., a Delaware corporation ("Asta"), and Assignee dated August 15, 2001 (the "Purchase Agreement"); and

         WHEREAS, pursuant to the Purchase Agreement, Assignor purchased certain accounts receivable and other related assets, all as defined as the "Assets to be Sold" in the Purchase Agreement; and

         WHEREAS, as of August 28, 2001, Assignor and Assignee entered into a Sale, Assumption and Assignment Agreement (the "Original Agreement"); and

         WHEREAS, the purpose of this Agreement is to amend and restate the Original Agreement and in connection therewith clarify terms pursuant to which
(a) Assignee wishes to purchase certain of the accounts and related assets comprising the Assets to be Sold and to be assigned all of Assignor's rights under the Purchase Agreement upon the terms set forth herein; (b) Assignor wishes to sell and assign to Assignee the accounts and other assets as identified herein, as well as any and all of its rights under the Purchase Agreement, as may relate to such accounts; and (c) the parties hereto wish that the remainder of the accounts not sold to Assignee hereunder be sold to Servicing, pursuant to a Sale, Assumption and Assignment Agreement of even date herewith (the "Servicing Agreement").

         NOW, THEREFORE, in exchange for the mutual promises and covenants set forth herein, it is agreed by and between the parties as follows:

         1. Definitions. Any terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

         2. Sale and Assignment of Accounts.

         2.1 On the Closing Date, effective as of the Effective Time and subject to the terms and conditions set forth herein, Assignor shall sell, transfer, assign and otherwise convey to Assignee, on a servicing released basis, free, clear and unencumbered title in and to the Assets to be Sold (as defined in the Purchase Agreement) but only to the extent that such relate to the Accounts listed on the Tape and which are odd Customer account numbers (the "Computer Finance Subpool").

         2.2 Assignor shall convey title to the Computer Finance Subpool to Assignee via a Bill of Sale, a copy of which is attached hereto as Exhibit "A", which shall be executed and delivered on the Closing Date.

         2.3 Assignor further assigns and transfers to Assignee any and all of its rights, without limitation, under, in, and to the Purchase Agreement, but limited to and only to the extent that such rights pertain or relate to, or arise out of, the Computer Finance Subpool. The rights assigned herein shall include, but not be limited to, any of Assignor's right to a reduction in the Purchase Price thereunder under Section 3.2(a) of the Purchase Agreement and the right to any additional sums under Section 3.2 (b) of the Purchase Agreement; the right to make claims for a breach of any warranty or representation by YourBank or Gateway under the Purchase Agreement, including without limitation those under Section 5 of the Purchase Agreement; any rights to future performance by YourBank, Gateway or their Affiliates or any other entity, including without limitation those under Section 6 of the Purchase Agreement; and any rights of indemnification under Section 7 of the Purchase Agreement. Notwithstanding the foregoing, the rights transferred herein shall not include any rights or privileges relating or pertaining to any Assets to be Sold which are not included in the Computer Finance Subpool, including any accounts or Assets to be Sold which have been or may be sold, transferred, or assigned under the Servicing Agreement.

         2.4 Assignor does not assign and Assignee does not assume any of Assignor's obligations under the Purchase Agreement, except that Assignor hereby assigns, and Assignee hereby assumes, Assignor's obligations under Section 6 of the Purchase Agreement relating solely to the ownership and collection of the Computer Finance Subpool.

         3. Consideration for Assets to be Sold.

         3.1 Initial Purchase Price. In consideration for the sale by Assignor to Assignee of the Computer Finance Subpool as provided in Section 2 above, Assignee agrees to pay Assignor an amount equal to the Computer Finance Subpool Purchase Price (as defined below). On the Closing Date, the Assignee shall pay Assignor an amount equal to (i) 50% of the Purchase Price paid by Assignor to YourBank pursuant to Section 3.1 of the Purchase Agreement and (ii) 50% of the net Closing Date adjustment to the Purchase Price paid by Assignor to YourBank pursuant to Section 3.2(a) of the Purchase Agreement (the sum of (i) and (ii) the "Initial Purchase Price").

         3.2 Purchase Price Adjustments.

         (a) Assignor Reconciliation. Upon the final determination of the reconciliation pursuant to Section 3.2(b) of the Purchase Agreement (the "Section 3.2(b) Reconciliation"), the Initial Purchase Price shall be adjusted as follows: if, pursuant to the Section 3.2(b) Reconciliation, Assignor is entitled to receive payment, then Assignor shall pay to Assignee an amount equal to 50% of the payment paid to Assignor by YourBank; if, pursuant to the Section 3.2(b) Reconciliation, Assignor is obligated to make a payment to YourBank, then Assignee shall pay to Assignor an amount equal to 50% of the payment owed by Assignor. The adjustment of the Initial Purchase Price pursuant to this Section 3.2(a) shall be referred to herein as the Reconciled Initial Purchase Price.

         (b) Reconciliation. No later than sixty (60) days after the Closing Date, Assignor and Assignee shall adjust the Reconciled Initial Purchase Price in order that the price paid by Assignee to Assignor for the Computer Finance Subpool shall reflect the price actually paid by Assignor for such Computer Finance Subpool (the "Computer Finance Subpool Purchase Price"). As soon as the necessary information becomes available (but in no event later than sixty (60) days after the Closing Date), the Assignor and Assignee shall calculate the Computer Finance Subpool Purchase Price as follows: (i) the portion of the amount determined pursuant to Section 3.1 of the Purchase Agreement that is attributable to the Computer Finance Subpool, (ii) increased or decreased (as the case may be) by the portion of the net Closing Date adjustment determined pursuant to Section 3.2(a) of the Purchase Agreement that is attributable to the Computer Finance Subpool and (iii) further increased or decreased (as the case may be) by the portion of the net reconciliation determined pursuant to Section 3.2(b) of the Purchase Agreement that is attributable to the Computer Finance Subpool. If the Computer Finance Subpool Purchase Price exceeds the Reconciled Initial Purchase Price, then Assignee shall pay Assignor the amount of such excess; if the Computer Finance Subpool Purchase Price is less than the Reconciled Initial Purchase Price, then Assignor shall pay Assignee the amount of such shortfall.

         3.3 Closing Statement. Assignor and Assignee will execute a Closing Statement, as Exhibit B, detailing the Computer Finance Subpool Purchase Price calculations described in Section 3.1 and 3.2 above.

         3.4 Treatment as a Sale. The parties intend that the sale of the Computer Finance Subpool hereunder shall constitute a purchase and sale and not a loan.

         3.5 Further Assurances. Each party agrees to take such other and further action and to execute any other document(s) as may be reasonably necessary in order to fully effectuate the terms of this Agreement. Assignor agrees to, and shall, act in accordance with the Operating Agreement of Assignor, as agent for Assignee to administer any and all claims, rights of refund or to return accounts relating to YourBank or Gateway under the Purchase Agreement, and shall continue to so act during any such time as such rights exists. Assignee shall reimburse Assignor for its actual, reasonable out of pocket expenses incurred in complying with this provision, but Assignor shall otherwise not be entitled to compensation of any kind. Assignee shall otherwise bear its own costs associated with any returns, refunds, or claims against YourBank and/or Gateway, and shall share equally with Servicing all general administrative costs associated with the general operations of Assignor.

         4. Closing. The closing with respect to the sale and purchase of the Computer Finance Subpool shall take place simultaneously with the closing of the transactions contemplated by the Purchase Agreement.

         5. Representations and Warranties.

         5.1 Assignor's Representations, Warranties and Covenants. Assignor hereby represents and warrants as of the date of execution of this Agreement, that:

         (a) Assignor is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware and has the full power, authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement. The members of Assignor and their respective ownership interests of Assignor are EMCC Servicing LLC (50%) and Computer Finance LLC (50%).

         (b) Each of the respective parties hereto is solely liable and responsible for compensating any of its brokers and agents in connection with the transactions contemplated by this Agreement.

         (c) Assuming the due authorization, execution and delivery of this Agreement by Assignee, this Agreement constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms, subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the sale of accounts receivable generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (d) The execution, delivery and performance by Assignor of this Agreement and the transactions contemplated hereby do not and will not violate, conflict with or result in a breach or default under its organizational documents, any federal or state law applicable to Assignor or any agreement to which Assignor is a party or by which Assignor or any of its property is bound, including but not limited to the Purchase Agreement.

         (e) No authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or other person needs to or will be made or obtained by Assignor for the due execution, delivery or performance of this Agreement and the transactions contemplated hereby.

         (f) Assignor and each other party to the Purchase Agreement are not in default of their obligations thereunder. Assignor has no knowledge or information regarding the Accounts, or the willingness or ability of YourBank or any Affiliate of YourBank to perform its respective obligations under the Purchase Agreement that would adversely affect the rights being assigned to Assignee by Assignor hereunder.

         5.2 Assignee's Representations, Warranties and Covenants. Assignee hereby represents and warrants, as of the Closing Date and as of the Effective Time, that:

         (a) Assignee is a limited liability company duly organized, validly existing and in good standing under the laws of State of Delaware and has the full power, authority and legal right to execute and deliver, engage in the transactions contemplated by and perform and observe the terms and conditions of this Agreement.

         (b) Assignee is solely liable and responsible for compensating any of its brokers and agents in connection with the transactions contemplated by this Agreement.

         (c) Assuming the due authorization, execution and delivery of this Agreement by the Assignor, this Agreement constitutes the legal, valid and binding obligation of Assignee, enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the sale of accounts receivable generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (d) The execution, delivery and performance by Assignee of this Agreement and the transactions contemplated hereby do not and will not violate, conflict with or result in a breach or default under its organizational documents, any federal or state law applicable to Assignee or any agreement to which Assignee is a party or by which Assignee or any of its property is bound.

         (e) No authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or other person needs to or will be made or obtained by Assignee for the due execution, delivery or performance of this Agreement and the transactions contemplated hereby.

         6. Indemnification

         6.1 Assignment of Indemnification Rights. Assignor herein assigns to Assignee any and all rights of Indemnification granted to it in and pursuant to the Purchase Agreement, including without limitation those set forth in Section 7 thereof.

         6.2 Indemnification by Assignee. Assignee will indemnify Assignor (the "Assignor Indemnified Party") and hold each such party harmless from any liability, loss, cost or expense, including reasonable attorneys' fees, which shall result from or arise out of (i) the breach (or any third-party allegation, which if true would constitute a breach of a Assignee representations or warranties) of any of Assignee's representations or warranties in this Agreement; (ii) the breach by Assignee of any of its covenants or agreements herein; or (iii) any liability or obligation relating to the Computer Finance Subpool which arises out of any event or condition occurring or existing after the Closing Date; provided, however, that in no event shall Assignee be obligated under this Section 6.2 to indemnify an Assignor Indemnified Party against any liability, loss, cost or expense which shall result from an Assignor Indemnified Party's willful misconduct or gross negligence, or any condition existing after the date of this Agreement which also existed prior to the Closing Date. In case any claim is made, or any suit or action is commenced against an Assignor Indemnified Party in respect of which indemnification may be sought by an Assignor Indemnified Party under this
Section 6.2, Assignor shall promptly give Assignee notice thereof and Assignee shall be entitled to participate in (or, if Assignor does not desire to defend, to conduct) the defense thereof at Assignee's expense. Assignee may (but need not) defend or participate in the defense of any such claim, suit or action, but Assignee shall promptly notify Assignor if Assignee shall not desire to defend or participate in the defense of any such claim, suit or action. Assignor may at any time notify Assignee of its intention to settle or compromise any claim, suit or action against an Assignor Indemnified Party in respect of which payments may be sought by an Assignor Indemnified Party hereunder (and in the defense of which Assignee has not previously elected to participate), and Assignor may settle or compromise any such claim, suit or action unless Assignee notifies Assignor in writing (within ten (10) days after Assignor has given Assignee written notice of its intention to settle or compromise) that Assignee intends to indemnify an Assignor Indemnified Party and conduct the defense of such claim, suit or action. Any such settlement or compromise of, or any final judgment or decree entered on or in, any claim, suit or action which Assignor has defended or participated in the defense of in accordance herewith shall be deemed to have been consented to by, and shall be binding upon, Assignee as fully as if Assignee had assumed the defense thereof and a final judgment or decree had been entered in such suit or action, or with regard to such claim, by a court of competent jurisdiction for the amount of such settlement, compromise, judgment or decree.

         7. Conditions Precedent to the Obligations of Assignee. The obligations of Assignee to consummate the purchase provided for herein are subject to the fulfillment (except to the extent, if any, waived by Assignee) of the following conditions at or prior to the Closing Date:

         7.1 Regulatory Approvals. All required licenses, approvals, consents and notifications of any relevant state and federal regulatory agencies in respect of the transactions provided for herein shall have been obtained or made and all necessary conditions, including all legally required waiting, notice or protest periods, of such licenses, approvals, consents and notifications shall have been fully satisfied.

         7.2 Absence of Litigation. There shall not be pending on the Closing Date any action or proceeding instituted by any person, entity or governmental authority against

Assignor or Assignee to prevent the consummation of the sale of the Computer Finance Subpool and, on the Closing Date, there shall be no injunction, decree or similar legal restraint preventing the consummation of such sale.

         7.3 Truth of Representations. The representations and warranties of Assignor set forth in this Agreement shall be true in all material respects as though made again on and as of the Closing Date.

         7.4 Performance of Covenants. The covenants and agreements of Assignor set forth in this Agreement and to be performed on or before the Closing Date shall have been performed in all material respects, including but not limited to the consummation of the Purchase Agreement.

         7.5 Items to be Delivered by Assignor. Assignor shall have delivered to
Assignee:

         (a) The Bill of Sale, and other instruments and documents as counsel for Assignee may reasonably require as necessary or desirable for confirming the transfer, assignment and conveyance of title to the Computer Finance Subpool to Assignee, all in form and substance satisfactory to Assignee.

         (b) A certificate signed by a duly authorized officer of Assignor to the effect that (i) the warranties and representations of Assignor in this Agreement are true as of the Closing Date or, if any such warranties and representations are not then true, specifying the deficiency in reasonable detail; and (ii) the covenants and agreements of Assignor to be performed hereunder on or before the Closing Date have been performed in all material respects, or, if any such covenants have not been so performed, specifying the deficiency in reasonable detail and providing a timetable for such covenants to be performed, in which event the Closing Date may be postponed at the option of the Assignor.

         (c) The Closing Statement.

         8. Conditions Precedent to the Obligations of Assignor. The obligation of Assignor to consummate the sale provided for herein is subject to the fulfillment (except to the extent, if any, waived by Assignor) of the following conditions at or prior to the Closing Date:

         8.1 Regulatory Approvals. All required licenses, approvals, consents and notifications of any relevant state and federal regulatory agencies in respect of the transactions provided for herein shall have been obtained or made and all necessary conditions, including all legally required waiting, notice or protest periods, of such licenses, approvals, consents and notifications shall have been fully satisfied.

         8.2 Absence of Litigation. There shall not be pending on the Closing Date any action or proceeding instituted by any person, entity or governmental authority against Assignor or Assignee to prevent the consummation of the sale of the Assets to be Sold by Assignor to Assignee pursuant hereto, and on the Closing Date there shall be no injunction, decree or similar legal restraint preventing the consummation of such sale.

         8.3 Truth of Representations. The representations and warranties of Assignee set forth in this Agreement shall be true in all material respects as though made again on and as of the Closing Date.

         8.4 Performance of Covenants. The covenants and agreements of Assignee set forth in this Agreement and to be performed on or before the Closing Date shall have been performed in all material respects.

         8.5 Items to be Delivered by Assignee. Assignee shall have delivered to
Assignor:

         (a) A payment to Assignor by transfer of funds immediately available of the Computer Finance Subpool Purchase Price.

         (b) The Bill of Sale, and other instruments and documents as counsel for Assignor may reasonably require as necessary or desirable for confirming the receipt and assumption of title to the Computer Finance Subpool by Assignee, all in form and substance satisfactory to Assignor.

         (c) A certificate signed by a duly authorized officer of Assignee to the effect that (i) the warranties and representations of Assignee in this Agreement are true as of the Closing Date or, if any such warranties and representations are not then true, specifying the deficiency in reasonable detail; and (ii) the covenants and agreements of Assignee to be performed hereunder on or before the Closing Date have been performed in all material respects, or, if any such covenants have not been so performed, specifying the deficiency in reasonable detail and providing a timetable for such covenants to be performed, in which event the Closing Date may be postponed at the option of the Assignor.

         (d) The Closing Statement.

         9. Miscellaneous

         9.1 Expenses. Except as is otherwise specifically provided in this Agreement, each party shall pay its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including, but not by way of limitation, all regulatory fees, attorneys' fees, broker fees (except as otherwise provided elsewhere in this Agreement), conversion costs, accounting fees and other expenses.

         9.2 Notices. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or by United States mail, certified or registered, with return receipt requested, or otherwise actually delivered, via nationally recognized overnight courier service, return receipt requested:

If to Assignor:            Computer Receivable Acquisition Group LLC
                           33 Riverside Drive
                           Pembroke, MA 02359
                           Fax#:  (781) 829-1802
                           Attention:  General Counsel

If to Assignee:            Computer Finance LLC
                           210 Sylvan Avenue
                           Englewood Cliffs, New Jersey 07632
                           Attention:  Gary Stern, Manager

         The persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this Section 9.2. Any notice, demand or other communication given pursuant to the provisions of this Section 9.2 shall be deemed to have been given on the date actually delivered or five (5) days following the date deposited in the United States mail, properly addressed, postage prepaid, as the case may be.

         9.3 Successors and Assigns. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by Assignor without the written consent of Assignee.

         9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

         9.5 Governing Law. The laws of the State of New York applicable to contracts executed and wholly performed therein shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

         9.6 Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

         9.7 No Third Party Rights. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person not party to this Agreement, other than Servicing, who shall be a third party beneficiary of any post-closing reconciliations among and between Assignee and Servicing under Section 3 of this Agreement.

         9.8 Entire Agreement. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those herein expressed. This Agreement and the other written agreements specifically referred to herein embody the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof. This instrument and the agreements contained herein may be amended or modified only by a written instrument signed by both parties or their duly authorized agents.

         9.9 Severability. If any of the provision of this Agreement shall be for any reason whatsoever held invalid, then such provision shall be deemed severable from the remaining terms of this Agreement and shall in no way affect the validity or enforceability of the remainder of this Agreement.

         9.10 Sale Does Not Constitute a Securities Transaction. The transactions contemplated by this Agreement do not involve, nor are they intended in any way to constitute, the purchase of a "security" or "securities" within the meaning of any applicable securities laws, and none of the representations, warranties or agreements of the Assignor shall create any inference that the transactions involve any "security" or "securities".

         9.11 Gramm-Leach-Bliley Act. Notwithstanding this Agreement or any other agreement to the contrary, it is understood and agreed that member and customer information obtained pursuant to this Agreement will be held in strict confidence and used only as necessary as contemplated by this Agreement and as permitted by applicable law in compliance with the Gramm-Leach-Bliley Act. Access to member and customer information will be limited to those employees and agents needing such information as contemplated by this Agreement and pursuant to reasonable business practices adopted to limit access and unauthorized disclosure of same or as permitted by applicable law. Member and customer information will be disclosed to non-Affiliated third parties only as necessary as contemplated by this Agreement or as permitted by applicable law. This provision shall survive termination of this Agreement.

         9.12 Non-Merger. The provisions of this Agreement shall not merge with the Bill of Sale or any other documents after the Closing Date.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the 28th day of August, 2001.



COMPUTER RECEIVABLE ACQUISITION GROUP, LLC

By:  EMCC SERVICING LLC


         By:
            ----------------------------------------
         Name:  Stacey Schacter, Manager

         Dated:
               -----------------------------



By:  COMPUTER FINANCE LLC


         By:
            ----------------------------------------
         Name: Gary Stern, Manager



COMPUTER FINANCE LLC


         By:
            ----------------------------------------
         Name:  Gary Stern, Manager

                                    EXHIBIT A

                                  BILL OF SALE

         THIS BILL OF SALE is effective as of August 15, 2001, is between Computer Receivable Acquisition Group, LLC, a Delaware limited liability company ("Assignor") and Computer Finance LLC, a Delaware limited liability company ("Assignee"). Unless otherwise defined herein, terms used herein shall have the meanings specified in the Amended and Restated Sale, Assumption and Assignment Agreement effective as of August 28, 2001, between Assignor and Assignee (the "Agreement").

         Assignor, for value received and in connection with the Agreement, transfers, sells, assigns, conveys, grants, and delivers to Assignee and Assignee's successors and assigns free, clear and unencumbered title to the Computer Finance Subpool as defined in the Agreement and all of Assignor's rights thereto effective as of 12:01 AM on June 1, 2001 (the "Effective Time"). The sale will be without recourse to Assignor and without warranty of any kind (including, without limitation, warranties pertaining to title, validity, collectibility, accuracy or sufficiency of information, and applicability of any statute of limitations), except as stated in the Agreement or herein.


COMPUTER RECEIVABLE ACQUISITION GROUP, LLC


By:  EMCC SERVICING LLC


         By:
            ----------------------------------------
         Name:  Stacey Schacter, Manager


By:  COMPUTER FINANCE LLC


         By:
            ----------------------------------------
         Name: Gary Stern, Manager